Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Interpace Biosciences, Inc. on Form S-8 to be filed on or about September 17, 2026 of our report dated March 30, 2026, on our audit of the financial statements as of December 31, 2025 and 2024 and for each of the years then ended, which report was included in the Annual Report on Form 10-K filed March 30, 2026.

/s/ EisnerAmper LLP

EISNERAMPER LLP
Philadelphia, Pennsylvania
September 17, 2026